FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ELECTS CRAIG A. FOWLER TO BOARD OF DIRECTORS

Franklin, North Carolina, August 2, 2016 — Entegra Financial Corp. (NASDAQ: ENFC) (the “Company”), the holding company for Entegra Bank (the “Bank”), announced that Craig A. Fowler has been elected to the Boards of Directors of the Company and the Bank.

Fowler is the Chief Information Officer (CIO) at Western Carolina University (WCU), a campus in the University of North Carolina system, with an enrollment of over 10,000 students. As a member of WCU’s senior management team, he oversees an annual IT budget of over $9 million and a staff of 82 and 23 full time equivalent student and hourly workers. He also has over 25 years of experience working with Fortune 500 companies including as Vice President of IT at Corning Cable Systems, Director of Information Technology Operations Center for Dell Computer Corp, Senior Director at Raytheon Company, and Business CIO for Texas Instruments Defense Systems and Electronics Group.

In 2004, with reappointments in 2007 and 2010, Fowler was appointed by Governors Mike Easley and Beverly Purdue as a Commissioner to the e-NC Authority, which was a state effort to link all North Carolinians to the Internet. Fowler was also a member of the Board of Directors of the NC Technology Association from 2002 to 2009.

Roger D. Plemens, President and CEO of the Company, said, “With his strong background, we are pleased to have Craig as an addition to our board. Banking institutions are increasingly reliant on technology and Craig brings a wealth of knowledge to our board”.

About Entegra Financial Corp.

Entegra Financial Corp., with total assets of $1.2 billion at June 30, 2016, is headquartered in Franklin, NC and is the bank holding company for Entegra Bank. The Company’s shares trade on the NASDAQ Global Market under the symbol “ENFC”.

Entegra Bank operates a total of 15 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania and Upstate South Carolina counties of Anderson, Greenville, and Spartanburg. For further information, visit the Company’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this document and its exhibits may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.